Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2005 (except for Note 2 – “Discontinued Operations” and Note 17, as to which the date is June 8, 2005), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-123690) and related Prospectus of Newport Corporation for the registration of 3,220,300 shares of its common stock.

/s/ Ernst & Young LLP

Orange County, California

June 8, 2005